Exhibit 4.3 Special Warrant issued to investors in a private placement which closed June 20, 2002

                           SPECIAL WARRANT CERTIFICATE

THE SECURITIES REPRESENTED HEREBY HAVE NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL, OR RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE CORPORATION.

In addition, upon the original issuance of the Special Warrants and until the Qualification Date, certificates representing the Special Warrants, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend: THIS SECURITY MAY NOT BE TRANSFERRED TO A BENEFICIAL OWNER WHO IS A RESIDENT OF CANADA UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE SECURITIES LAWS OF ANY APPLICABLE CANADIAN PROVINCE OR TERRITORY. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE EARLIER OF (I) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE DATE THE ISSUER FIRST BECAME A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC AND SASKATCHEWAN, IF THE ISSUER IS A SEDAR FILER; AND (II) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE LATER OF (A) THE DISTRIBUTION DATE, AND (B) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE ISSUER OF THE PURCHASER OF THE SECURITIES THAT ARE THE SUBJECT OF THE TRADE.

SPECIAL WARRANTS
TENGTU INTERNATIONAL CORP.

SPECIAL WARRANT NO.                                         SPECIAL WARRANTS
each entitling the holder to acquire one (1) Common Share and one half of one (1/2) Common Share Purchase Warrant subject to adjustment in certain events.

THIS IS TO CERTIFY THAT

------------------------------------------------------

(the "holder")

is the registered holder of the number of Special Warrants of TENGTU INTERNATIONAL CORP. (the "Company") specified above and is thereby entitled, without payment of any additional consideration and subject to the terms and conditions below, to be issued one Common Share and one half of one Common Share Purchase Warrant of the Company for each Special Warrant, subject to adjustment as herein set forth, by surrendering to the Company, at its principal office in Toronto, Ontario during the exercise period referred to below, this Special Warrant Certificate together with a notice of exercise in the form set forth below duly completed and executed. The terms and conditions of this Warrant are set out in this Warrant Certificate.

1.         DEFINITIONS

As used in this Warrant Certificate:

"Business Day" means a day other than a Saturday, Sunday or any other day in which the principal commercial banks located in the City of Toronto, Ontario are not open for business;

"Common Share Purchase Warrants" means the warrants to purchase Common Shares pursuant to a form of common share purchase warrant attached to this Warrant Certificate as Schedule "C" and "Common Share Purchase Warrant" means any one of them;

"Common Shares" means fully paid and non-assessable common shares in the capital of the Company as currently constituted subject to the adjustments set out in this Warrant Certificate and "Common Share" means any one of them;

"Common Share Purchase Warrant Shares" means the Common Shares issued upon the exercise of the Common Share Purchase Warrants;

"Exchange Number", at any time, means that number of Common Shares and Common Share Purchase Warrants that the Holder is entitled to receive for each Warrant held upon exercise of the rights attached to the Warrant, as such number may be adjusted by the provisions herein, and that number, as at the date hereof, is equal to one Common Share and one-half of one Common Share Purchase Warrant provided that, if the Qualification Date does not occur prior to the Qualification Deadline, that number, all other things remaining the same, will equal one and one-tenth of one Common Share and fifty-five one hundredths of one Common Share Purchase Warrant;

"Exercise Form" means the form of Notice of Exercise attached to this Warrant Certificate as Schedule "A";

"Fair Market Value" means
           (a) if the Common Shares are listed and posted for trading on a Stock Exchange, the Fair Market Value shall be the last reported sale price per Common Share on such exchange on the last Business Day prior to the date of exercise of this Warrant or, if no such sale is made (or reported) on such day, the average of the closing bid and ask prices for such day on such exchange or system, or
           (b) if the Common Shares are not listed on a Stock Exchange, the Fair Market Value shall be the fair saleable value per Common Share (determined without giving effect to a discount for (i) a minority interest or (ii) any lack of liquidity of the Common Shares or the fact that the Company may have no class of shares that are freely tradeable under the Securities Act (Ontario)) as determined by the Board of Directors of the Company acting reasonably;



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


"Holder" or "Warrantholder" means the registered holder of this Warrant Certificate or any additional warrant certificates issued by the Company pursuant to the terms hereof;

"Principal Office" means 236 Avenue Road, Toronto, Ontario  M5R 2J4;

"Prospectus" means the (final) prospectus to be prepared, certified and filed by the Company with the Ontario Securities Commission, relating to the distribution of the Common Shares and Common Share Purchase Warrants underlying the Special Warrants evidenced by this certificate and any amendment or supplement thereto;

"Qualification Date" means the date which is the later of: (i) the day a receipt has been issued for the Prospectus by the Ontario Securities Commission and (ii) the day the United States Securities and Exchange Commission declares effective a Registration Statement to register the Common Shares for resale;

"Qualifying Deadline" means 5:00 p.m. (Toronto time) on the date that is 150 days following the date hereof;

"Registration Statement" means a registration statement on Form S-1 filed with the United States Securities and Exchange Commission registering for resale, as the context requires, the Common Shares issuable upon exercise of the Special Warrants; or the Common Share Purchase Warrants and Common Share Purchase Warrant Shares;

"Stock Exchange" means any of The Toronto Stock Exchange, The TSX Venture Exchange, the New York Stock Exchange, NASDAQ, the American Stock Exchange or the NASDAQ OTCBB;

"Time of Expiry" means 5:00 p.m. (Toronto time) on the earlier of: (a) the fifth Business Day following the Qualification Date; and (b) the date that is twelve months following the date of this Warrant Certificate;

"Warrant Certificate" means this special warrant certificate; and

"Warrants" means the special warrants to purchase Common Shares pursuant to this Warrant Certificate and "Warrant" means any one of them.

2.         EXERCISE OF WARRANTS
           The Warrants evidenced by this Warrant Certificate may be exercised for Common Shares and Common Share Purchase Warrants for no additional consideration by the Holder at any time prior to the Time of Expiry by surrendering to the Company at its Principal Office this Warrant Certificate evidencing such Warrants together with a duly completed and executed Exercise Form. Surrender of this Warrant Certificate will be effective only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Company at the Principal Office. Within two Business Days following the relevant exercise date and surrender of the applicable Warrant Certificates, the Company shall cause to be delivered or mailed to or to the order of the Holder certificates representing the appropriate number of Common Shares issuable upon such exercise of such Special Warrants and the appropriate number of Common Share Purchase Warrants issuable upon such exercise of such Special Warrants. If fewer Warrants are exercised than the number of Warrants represented hereby, the Holder will be entitled to receive without charge the Warrant Certificate in respect of the balance of the Warrants not so exercised.

           If the last day on the Time of Expiry is not a Business Day, then the period to exercise the Warrant shall terminate on the next succeeding day that shall not be such a day, and during such period the Holder shall have the right to exercise this Warrant into the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of Common Shares and Common Share Purchase Warrants into which this Warrant would have been exercisable immediately prior thereto.

3.         DEEMED EXERCISE ON QUALIFICATION DATE
           In the event the Holder of this Warrant (the "Holder") has not yet exercised all of the Warrants evidenced hereby prior to the Qualification Date, within two Business Days of the Qualification Date the Company shall promptly send to the Holder at the address of the Holder noted on this Warrant Certificate, a copy of the Prospectus and a copy of the Registration Statement. The Prospectus and Registration Statement shall be accompanied by a notice from the Company advising the Holder that the Company has received a receipt for the Prospectus in the province of Ontario and that the United States Securities and Exchange Commission has declared effective the Registration Statement (or a relevant exempting order(s) has been obtained) and advising the Holder that the Holder's Warrants will be deemed exercised for Common Shares and Common Share Purchase Warrants immediately prior to the Time of Expiry unless the Holder exercises the right to subscribe for Common Shares and Common Share Purchase Warrants before such time pursuant to Section 2 hereof. The Common Shares and Common Share Purchase Warrants for which the Holder shall have exercised shall be and shall be deemed to be issued to the Holder as the owner of record of such securities as of the date of exercise. In such event, certificates for the Common Shares and Common Share Purchase Warrants, evidencing the aggregate number of Common Shares and Common Share Purchase Warrants for which the Holder is entitled to exercise hereunder, shall be delivered (unless contrary instructions are given to the Company by the Holder prior to the delivery of such certificates) to the Holder at the address of the Holder noted on this Warrant Certificate. Subject to the receipt by the Company of contrary instructions from the Holder, each certificate so delivered shall evidence the aggregate number of Common Shares and Common Share Purchase Warrants, as the case may be, for which the Holder is entitled to receive hereunder, and shall be registered in the name of the Holder. The Company shall pay all expenses and charges (excluding any applicable taxes) payable in connection with the preparation, execution and delivery of certificate(s) pursuant to this section, except that in case such certificate(s) shall be registered in the name or names other than the Holder or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such certificate(s) shall be paid by the Holder to the Company at the time of delivery of such certificate(s) as set out above.

4.         EXPIRATION OF WARRANT CERTIFICATE AND WARRANTS
           At the Time of Expiry, any Warrants evidenced by this Warrant Certificate which are outstanding and have not been exercised shall be automatically exercised by the Company, on behalf of the Holder, without any further action or payment on the part of the Holder. The Common Shares and Common Share Purchase Warrants issuable in respect of such exercise of such Warrants shall be issued to such holder in the manner set forth in Section 3 hereof. Surrender of this Warrant Certificate will be effective only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Company at the Principal Office specified above.

5. ADJUSTMENT WHERE QUALIFICATION DATE DOES NOT OCCUR BEFORE QUALIFICATION DEADLINE
           In the event the Qualification Date does not occur on or prior to the Qualification Deadline (a "Default"), and the Holder has not yet exercised all of the Warrants evidenced hereby, the Corporation shall, within two business days, send a notice to the Holder (the "Non-Satisfaction Notice"), at the address of the Holder noted on this Warrant Certificate. The Non-Satisfaction Notice shall inform the Holder of such event and instruct the Holder of its rights under this Section. If a Default has occurred, the Holder may nevertheless exercise the Warrants registered in the name of such Holder until the Time of Expiry. Any exercise of Warrants at any time following a Default shall be on the basis of an entitlement to receive one and one-tenth of one (1.1) Common Share (in lieu of 1 Common Share) and fifty-five one-hundredths (0.55) of a Common Share Purchaser Warrant (in lieu of one-half of one Common Share Purchase Warrant) for each Warrant so exercised without payment of any additional consideration.

           Moreover, should the US Securities and Exchange Commission fail to declare effective a Registration Statement to register the Common Share Purchase Warrants and Common Share Purchase Warrant Shares within 90 days following the Qualification Date, then each outstanding Common Share Purchase Warrant shall thereafter represent the right of a holder to acquire at a price of US$0.75, in lieu of 1.0 Common Share Purchase Warrant Share, 1.1 Common Share Purchase Warrant Shares, without payment of additional consideration.

           The Holder, subject to any rights of rescission or damages available under applicable securities laws, will not be entitled to a refund of any of the subscription price for any of its Warrants.

6.         RESERVATION OF SHARES AND COVENANTS OF THE COMPANY
           The Company shall at all times prior to the Time of Expiry have allotted and reserved for issuance and/or delivery upon exercise of this Warrant such number of Common Shares and Common Share Purchase Warrants sufficient to enable the Company to satisfy the rights of acquisition provided for herein.

           The Company covenants with the Holder that so long as any Warrants remain outstanding and unexercised at or prior to the Time of Expiry:
           (a) it will cause the Common Shares and Common Share Purchase Warrants and the certificates representing the Common Shares and Common Share Purchase Warrants subscribed and paid for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance herewith and the terms hereof;

           (b) all Common Shares and Common Share Purchase Warrants that shall be issued upon exercise of the right to purchase provided for herein and shall be fully paid and non-assessable;

           (c) it will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence;

           (d) it will perform and carry out all of the acts or things to be done by it as provided herein;

           (e) it is duly authorized to create and issue this Warrant and this Warrant is a valid and enforceable obligation of the Company in accordance with the terms hereof; and

           (f) if any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from the Ontario Securities Commission or the United States Securities and Exchange Commission, it will use commercially reasonable efforts to file such instrument, obtain such permission, order or ruling or take all such other action at its reasonable expense as is required or appropriate in the circumstances.

7.         FRACTIONAL SECURITIES
           No fractional securities shall be issued upon the exercise of this Warrant. With respect to any fraction of a security called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a Common Share.

8.         EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT
           Subject to compliance with applicable laws, this Warrant Certificate is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for certificates representing other special warrants of the Company of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares purchasable hereunder. Upon surrender of this Warrant Certificate to the Company at its Principal Office, with the Transfer Form annexed hereto as Schedule "B" duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such Assignment Form for the unexercised number of Warrants and this Warrant Certificate shall promptly be canceled. This Warrant Certificate may be divided or combined with other warrants of the Company that carry the same rights upon presentation hereof at the Principal Office of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of reasonable evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) a reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will execute and deliver a new Warrant Certificate of like tenor and date. Any such new Warrant Certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

9.         TRANSFERABILITY OF SHARES
           The Common Shares and Common Share Purchase Warrants shall, at the time of their issuance, be eligible for issuance to the Holder, and the Common Shares and Common Share Purchase Warrants so issued may be transferred by the Holder subject to limitations imposed by applicable securities laws (including those set forth above), provided that on or before the issuance or transfer of such Common Shares and Common Share Purchase Warrants, all necessary notices and other documents with respect to the issue of the Warrant Certificate and the Warrants represented thereby, and with respect to the issuance or transfer of the Common Shares or Common Share Purchase Warrants, shall have been filed by the Holder with the applicable securities regulatory authorities.

10.        TRANSFER OF WARRANT CERTIFICATES AND WARRANTS
           The Holder may not sell, assign, transfer or enter into any agreement or option to otherwise dispose of (a "Transfer") or pledge, mortgage, charge, create a security interest in, hypothecate or encumber (a "Charge") this Warrant Certificate or the Warrants represented hereby except with the consent of the board of directors of the Company, which consent may not be unreasonably withheld and the transferee (in the case of a Transfer) or chargee (in the case of a Charge) has complied with Section 8 of this Warrant Certificate and received an opinion of counsel, satisfactory to the Company and the Holder, that such Transfer or Charge is not in violation of applicable securities legislation.

11.        RESTRICTIVE LEGEND
           This Warrant Certificate hereby bears the following legends, and each certificate representing the Common Shares, Common Share Purchase Warrants and any other securities issued in respect of the Warrants or Common Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (each of the foregoing securities being referred to herein as "Restricted Securities"), may at the Company's discretion be stamped or otherwise imprinted with legends substantially in the following form (in addition to the legend required under any applicable securities law):

           "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES INTO WHICH THEY ARE EXERCISABLE HAVE NOT AND WILL NOT BE REGISTERED OR QUALIFIED UNDER ANY SECURITIES LEGISLATION, INCLUDING THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT (ONTARIO), AND THEREFORE MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, IN ANY JURISDICTION, INCLUDING ANY CANADIAN PROVINCE OR TERRITORY AND THE UNITED STATES, UNLESS THE SECURITIES ARE SUBSEQUENTLY QUALIFIED OR AN EXEMPTION IS OBTAINED IN AND ACCORDING TO THE LAWS OF THE APPLICABLE JURISDICTION AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO SUCH EFFECT, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY.

           UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE EARLIER OF (I) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE DATE THE ISSUER FIRST BECAME A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC AND SASKATCHEWAN, IF THE ISSUER IS A SEDAR FILER; AND (II) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE LATER OF (A) THE DISTRIBUTION DATE, AND (B) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE ISSUER OF THE PURCHASER OF THE SECURITIES THAT ARE THE SUBJECT OF THE TRADE."

           The Company will promptly, upon request, remove any such legends when no longer required by the terms of this Warrant Certificate or by applicable law.

12.        RIGHTS OF THE HOLDER
           The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant Certificate and are not enforceable against the Company except to the extent set forth herein.

13.        ANTI-DILUTION PROVISIONS
           The "Exchange Number" shall be subject to adjustment from time to time in the following events:
           (A) If during the period from the date of this Warrant Certificate to the Time of Expiry (the "Exercise Period") the Company shall:
               (a) issue to all or substantially all the holders of the Common Shares by way of a stock distribution, stock dividend or otherwise, Common Shares or securities exchangeable for or convertible into Common Shares (the "Convertible Securities");
               (b) subdivide or redivide its outstanding Common Shares into a greater number of Common Shares; or
               (c) combine, consolidate or reduce its outstanding Common Shares into a lesser number of Common Shares;

(any of these events being herein called a "Share Reorganization"), then on each such event, the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exchange Number in effect on the record date, and (2) a fraction:
                    (i) the numerator of which shall be the number of Common Shares outstanding after giving effect to the Share Reorganization; and
                    (ii) the denominator of which shall be the number of Common Shares outstanding on the record date before giving effect to the Share Reorganization. For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this Section, there shall be included that number of Common Shares which would have resulted from the conversion at that time of all Convertible Securities;

           (B) If prior to the Time of Expiry, the Company shall issue rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares (the "Offered Shares") or Convertible Securities (the "Offered Convertible Securities") within a period of 45 days from the date of issue thereof at a price per Common Share or underlying Common Share less than 95% of the Fair Market Value at the record date for such distribution (any such issuance being herein called a "Rights Offering") and the Company does not provide the holders of Special Warrants with the opportunity to participate in the Rights Offering on the same terms and conditions applicable to holders of Common Shares, the Exchange Number shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to an Exchange Number that is the product of (i) the Exchange Number in effect immediately prior to the record date and (ii) a fraction:
                    (a) the numerator of which shall be the sum of (i) the number of Common Shares outstanding on the record date and (ii) that number of Common Shares equal to the aggregate price of the total number of Offered Shares or Common Shares underlying the Offered Convertible Securities divided by the Fair Market Value; and
                    (b) the denominator of which shall be the sum of (i) the number of Common Shares outstanding on the record date and (ii) the total number of Offered Shares or Common Shares underlying the Offered Convertible Securities. Any Offered Shares or Offered Convertible Securities owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation. If all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date and the Exchange Number shall be further adjusted based upon the number of Offered Shares or Offered Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date; or

(C) If prior to the Time of Expiry, the Company shall fix a record date for the issuance of or the making of a distribution to all or substantially all the holders of Common Shares (i) shares of any class other than Common Shares or
(ii) rights, options or warrants other than rights, options or warrants in respect of which the provisions of this Section shall apply or (iii) evidences of indebtedness or (iv) any other assets and that issuance or distribution does not constitute a Share Reorganization (any of those events being herein called a "Special Distribution"), the Company shall issue or distribute to the holders of the Warrants their pro rata share of such Special Distribution, based on the number of Common Shares and Common Share Purchase Warrants to which they are entitled upon exercise of their Warrants as of the record date or effective date of such Special Distribution, such issuance or distribution to be made forthwith following the exercise by any holder of his or her Warrants.

14.        ADJUSTMENTS
           The adjustments provided for herein are cumulative and shall apply (without duplication) to successive Share Reorganizations or other events resulting in any adjustment under the provisions of Section 13; provided that, notwithstanding any other provision of this Section 13, no adjustment shall be made in the number of Common Shares which may be acquired on the exercise hereof unless it would result in a change of at least one-hundredth of a Common Share (provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

           As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 13, the Company shall take any action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all Common Shares which the Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

15.        OFFICER'S CERTIFICATE
           Whenever the Exchange Number shall be adjusted as required by the provisions of the foregoing Section 13, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its Principal Office, a duly executed officer's certificate showing the adjusted Exchange Number determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional Common Shares, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such officer's certificate to the Holder or any such holder of Warrants.

16.        NOTICES TO WARRANT HOLDERS
           So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any share of any class or any other rights, options or warrants (other than this Warrant) or (iii) if a capital reorganization of the Company, reclassification of the share structure of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder at the address noted on page 1 of this Warrant Certificate, at least fifteen (15) days prior to the date specified, as the case may be, a notice containing a brief description of the proposed action and stating the date on which a record date is to be determined for the purpose of such dividend, distribution or issue of rights, options, or warrants or the effective date of such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed as of which the holders of Common Shares or other securities shall receive cash or other property deliverable upon dividend, distribution or issue of rights, options, or warrants or the effective date of such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

17.        RECLASSIFICATION, REORGANIZATION OR MERGER
           In case of any reclassification, capital reorganization or other change of outstanding shares of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Shares) or in case of any substantial sale, lease or conveyance to another corporation of the property of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant at any time prior to the Expiry Time, to purchase the kind and amount of shares and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of such number of Common Shares that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant Certificate. The foregoing provisions of this Section 16 shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional Common Shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Shares, any such issue shall be treated as an issue of Common Shares covered by the provisions of Subsection (a) of Section 13 hereof.



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18.        EXTRAORDINARY RESOLUTION
           The Holders of Warrants shall have the power from time to time by an extraordinary resolution (as hereinafter defined):
                    (a) to sanction any modification, abrogation, alteration or compromise of the rights of the Holders of Warrants against the Company which shall be agreed to by the Company; and/or
                    (b) to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Company; and/or
                    (c) to restrain any Holder of a Warrant from taking or instituting any suit or proceedings against the Company for the enforcement of any of the covenants on the part of the Company conferred upon the Holders by the terms of the Warrants.

           Any such extraordinary resolution as aforesaid shall be binding upon all the Holders of Warrants whether or not assenting in writing to any such extraordinary resolution, and each Holder of any of the Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Company which shall give effect thereto accordingly. The Company shall forthwith upon receipt of an extraordinary resolution provide notice to all Holders of the date and text of such resolution. The Holders of Warrants assenting to an extraordinary resolution agree to provide the Company forthwith with a copy of any extraordinary resolution passed.

           The expression "extraordinary resolution" when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the Holders of Warrants calling in the aggregate for not less than sixty-six and two-thirds per cent (66-2/3%) of the aggregate number of Common Shares called for by all of the Warrants which are, at the applicable time, outstanding.

19.        WARRANTS TO RANK PARI PASSU
           All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

20.        GOVERNING LAW; JURISDICTION AND VENUE
           This Warrant shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of the Province of Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action arising out of or relating to this Warrant Certificate.

21.        GENERAL PROVISIONS
           (a) All payments and communications which may be or are required to be given hereunder shall be in writing and either (a) delivered personally, (b) sent by prepaid courier service or (c) sent by telecopier or other similar means of electronic communication to the Holder, at its address set out herein, or to the Company, to the attention of the President, at the Principal Office of the Company, as the case may be. Any such notice so given shall be deemed conclusively to have been given and received when so personally delivered, delivered by prepaid courier service or sent by telecopier or other electronic communication (provided receipt is confirmed by telephone), unless delivered or sent on a day which is not a Business Day or after 5:00 p.m., in which case such notice shall be deemed conclusively to have been given and received on the next following Business Day.

           (b)       Time shall be of the essence hereof.
           (c) This Warrant shall enure to the benefit of the Holder and its successors and permitted assigns and be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF Tengtu International Corp. has caused this Special Warrant Certificate to be signed by its officer duly authorized in that behalf as of _____________,2002.

TENGTU INTERNATIONAL CORP.

PER: __________________________________
           AUTHORIZED SIGNING OFFICER

SCHEDULE "A"
EXERCISE FORM
TO:        TENGTU INTERNATIONAL CORP.

The undersigned hereby certifies that the undersigned is a resident of the Province/State of _________________ and irrevocably exercises ____________________ of the Special Warrants represented hereby and the right provided for in such exercised Special Warrants to receive _________ Common Shares and ________ Common Share Purchase Warrants of TENGTU INTERNATIONAL CORP. in accordance with the terms of the Special Warrant Certificate. If any of the Common Shares and Common Share Purchase Warrants are to be issued to a person or persons other than the holder, the holder must pay to the Company all requisite stamp or security transfer taxes or other governmental charges related thereto and the signature below of the holder must be guaranteed, whose signature must be on file with the Company. Such securities are to be issued as follows:
NAME:
(PRINT CLEARLY)
ADDRESS IN FULL:
------------------------------------------------------------------------------
Further Special Warrants required for the balance of the Common Shares and Common Share Purchase Warrants which may be acquired are to be issued as follows:

NAME:
(PRINT CLEARLY)
ADDRESS IN FULL:

DATED this           day of                         , __________ .
Signature Guarantee
Eligible Institution:                               PRINT NAME OF WARRANTHOLDER

                     SIGNATURE OF WARRANTHOLDER


ADDRESS OF WARRANTHOLDER

Note: (1) The signature of the registered holder must correspond with the name as written upon the face of the Special Warrant in every particular without alteration or any change whatsoever.

Note: (2) Common Shares and Special Warrants and Common Share Purchase Warrants will be issued in the name of the registered holder as it appears on the Special Warrant register unless otherwise specified.

           A guarantee of signature may be given by any Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program.

SCHEDULE "B"
TRANSFER OF SPECIAL WARRANTS
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________, _______________ Special Warrants of
TENGTU INTERNATIONAL CORP. (the "Company") registered in the name of the undersigned on the register of the Company maintained therefor and represented by the within certificate, and hereby irrevocably appoints __________________________________ the attorney of the undersigned to transfer the said securities on the books of the Company with full power of substitution.
Dated the          day of _________________, _________.
Signature of Transferor guaranteed by:

ELIGIBLE INSTITUTION:                     PRINT NAME OF TRANSFEROR

                     SIGNATURE OF TRANSFEROR


                     ADDRESS OF TRANSFEROR

(Note: The signature to this transfer must correspond with the name written upon the face of this Special Warrant Certificate in every particular without any changes whatsoever.) A guarantee of signature may be given by any Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program.


SCHEDULE "C"

FORM OF COMMON SHARE PURCHASE WARRANT





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